Exhibit H(35)

FIRST AMENDMENT TO

FATCA SUPPORT SERVICES AGREEMENT

This amendment, dated October 16, 2021, is made to the FATCA Support Services Agreement, dated as of March 2, 2015, as it may be amended, supplemented, restated or otherwise modified from time to time, by and among each open-end management investment company or other fund identified on the signature page hereto (each, a “Fund”), and STATE STREET BANK AND TRUST COMPANY (“State Street”) (the “Agreement”). Capitalized terms not defined herein have the meanings ascribed to them in the Agreement.

WHEREAS, the Funds and State Street wish to amend the Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein the parties hereto agree as follows:

1.             State Street and the Funds hereby agree that, as of the date set forth above, Appendix A to the Agreement is amended and restated in its entirety and replaced with a new Appendix A annexed hereto.

2.             Section 16 of the Agreement is updated as follows:

If to a Fund:

[Name of Fund]

1295 State Street

Springfield, MA 01111

Phone #: 413-744-0762

Attn: Andrew Goldberg

3.              Miscellaneous

(a) Except as amended hereby, the Agreement shall remain in full force and effect.

(b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative.

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Kevin Murphy
Name: Kevin Murphy
Title: Managing Director

MassMutual PREMIER Funds

By:	/s/ Renee Hitchcock
Name: Renee Hitchcock
Title: CFO and Treasurer

MASSMUTUAL SELECT FUNDS

By:	/s/ Renee Hitchcock
Name: Renee Hitchcock
Title: CFO and Treasurer

Appendix A

As of October 16, 2021, this Appendix A forms a part of the FATCA Support Services Agreement dated as of March 2, 2015 (the “Agreement”), between State Street Bank and Trust Company, MassMutual Select Funds, and MassMutual Premier Funds. As of October 16, 2021, this Appendix A supersedes any previous versions of said Appendix.

List of Funds

MassMutual Select Funds
Portfolios	Jurisdiction of Formation
MassMutual Blue Chip Growth Fund	MA
MassMutual Diversified Value Fund	MA
MassMutual Equity Opportunities Fund	MA
MassMutual Fundamental Growth Fund	MA
MassMutual Fundamental Value Fund	MA
MassMutual Growth Opportunities Fund	MA
MassMutual Mid Cap Growth Fund	MA
MassMutual Mid Cap Value Fund	MA
MassMutual Overseas Fund	MA
MassMutual Small Cap Growth Equity Fund	MA
MassMutual Small Cap Value Equity Fund	MA
MassMutual Small Company Value Fund	MA
MassMutual Strategic Bond Fund	MA
MassMutual Total Return Bond Fund	MA
MassMutual Select BlackRock Global Allocation Fund	MA
MM MSCI EAFE® International Index Fund	MA
MM Russell 2000® Small Cap Index Fund	MA
MM S&P 500® Index Fund	MA
MM S&P® Mid Cap Index Fund	MA
MassMutual 20/80 Allocation Fund	MA
MassMutual 40/60 Allocation Fund	MA
MassMutual 60/40 Allocation Fund	MA
MassMutual 80/20 Allocation Fund	MA
MassMutual RetireSMARTSM by JP Morgan 2020 Fund	MA
MassMutual RetireSMARTSM by JP Morgan 2025 Fund	MA
MassMutual RetireSMARTSM by JP Morgan 2030 Fund	MA
MassMutual RetireSMARTSM by JP Morgan 2035 Fund	MA
MassMutual RetireSMARTSM by JP Morgan 2040 Fund	MA
MassMutual RetireSMARTSM by JP Morgan 2045 Fund	MA
MassMutual RetireSMARTSM by JP Morgan 2050 Fund	MA
MassMutual RetireSMARTSM by JP Morgan 2055 Fund	MA

MassMutual RetireSMARTSM by JP Morgan 2060 Fund	MA
MassMutual RetireSMARTSM by JP Morgan In Retirement Fund	MA
MM Equity Asset Fund	MA
MassMutual Select T. Rowe Price Retirement 2005 Fund	MA
MassMutual Select T. Rowe Price Retirement 2010 Fund	MA
MassMutual Select T. Rowe Price Retirement 2015 Fund	MA
MassMutual Select T. Rowe Price Retirement 2020 Fund	MA
MassMutual Select T. Rowe Price Retirement 2025 Fund	MA
MassMutual Select T. Rowe Price Retirement 2030 Fund	MA
MassMutual Select T. Rowe Price Retirement 2035 Fund	MA
MassMutual Select T. Rowe Price Retirement 2040 Fund	MA
MassMutual Select T. Rowe Price Retirement 2045 Fund	MA
MassMutual Select T. Rowe Price Retirement 2050 Fund	MA
MassMutual Select T. Rowe Price Retirement 2055 Fund	MA
MassMutual Select T. Rowe Price Retirement 2060 Fund	MA
MassMutual Select T. Rowe Price Retirement Balanced Fund	MA
MassMutual Select T. Rowe Price Bond Asset Fund	MA
MassMutual Select T. Rowe Price Emerging Markets Bond Fund	MA
MassMutual Select T. Rowe Price International Equity Fund	MA
MassMutual Select T. Rowe Price Large Cap Blend Fund	MA
MassMutual Select T. Rowe Price Limited Duration Inflation Focused Bond Fund	MA
MassMutual Select T. Rowe Price Real Assets Fund	MA
MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund	MA
MassMutual Select T. Rowe Price U. S. Treasury Long-Term Index Fund	MA

MassMutual Premier Funds
Portfolios	Jurisdiction of Formation
MassMutual Balanced Fund	MA
MassMutual Core Bond Fund	MA
MassMutual Disciplined Growth Fund	MA
MassMutual Disciplined Value Fund	MA
MassMutual Diversified Bond Fund	MA
MassMutual Global Fund	MA
MassMutual Inflation-Protected and Income Fund	MA
MassMutual International Equity Fund	MA
MassMutual Main Street Fund	MA
MassMutual Small Cap Opportunities Fund	MA
MassMutual Strategic Emerging Markets Fund	MA
MassMutual U.S. Government Money Market Fund	MA

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